                                                                     Exhibit 4.5

          [LETTERHEAD OF CORESTATES INVESTMENT BANKING APPEARS HERE]

                                                             [LOGO OF CORESTATES
                                                              INVESTMENT BANKING
                                                                   APPEARS HERE]

December 13, 1993


MEMORANDUM TO BANKS PARTY TO THE $200,000,000 ALCO STANDARD CORPORATION CREDIT
- ------------------------------------------------------------------------------
AGREEMENT DATED DECEMBER 18, 1991
- ---------------------------------


Re:  364-Day Facility and Three Year Facility Termination Dates
- ---------------------------------------------------------------

In accordance with Section 2.1 (a) of the Credit Agreement, please be advised the Banks have unanimously agreed to extend the 364-Day Facility Termination Date to December 14, 1994.

The new 364-Day Facility Termination Date will be December 14, 1994.

In accordance with Section 2.1 (b) of the Credit Agreement, please be advised the Banks have unanimously agreed to extend the Three Year Facility Termination Date to December 18, 1996.

The new Three Year Facility Termination Date will be December 18, 1996.

Please adjust your records accordingly.

If you have any questions, please feel free to call.

Sincerely yours,

/s/ Stacy Shegda
Stacy Shegda
Investment Banking Officer

      [LETTERHEAD OF CORESTATES PHILADELPHIA NATIONAL BANK APPEARS HERE]


                                                           [LOGO OF CORESTATES
                                                           PHILADELPHIA NATIONAL
                                                           BANK APPEARS HERE]


November 17, 1993



Ms. Stacy Shegda
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Stacy:

Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.


Sincerely,

/s/ James A. Bennett

                                                               [LOGO OF BANK ONE
                                                                   APPEARS HERE]

                     [LETTERHEAD OF BANK ONE APPEARS HERE]


December 3, 1993


Mr. James A. Bennett
Senior Vice President
CoreStates Bank, NA
Broad & Chestnut Streets-5th Fl.
Philadelphia, PA 19101

Dear Jim:

Pursuant to Section 2.1 of the Credit agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, NA, the undersigned hereby agrees to extend the term of the 364 Day Facility and 3 Year Facility to December 14, 1994 and December 18, 1996 respectively.

Sincerely,

/s/ David A. Hammond
David A. Hammond
Vice President

DAH/sjh

        [LETTERHEAD OF CANADIAN IMPERIAL BANK OF COMMERCE APPEARS HERE]


                                                      [LOGO OF CANADIAN IMPERIAL
                                                                BANK OF COMMERCE
                                                                   APPEARS HERE]

November 29, 1993





Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,

/s/ Paul T. LaHiff
Paul T. LaHiff
Vice President

          [LETTERHEAD OF THE CHASE MANHATTAN BANK, N.A. APPEARS HERE]


[LOGO OF CHASE APPEARS HERE]



November 30, 1993



Mr.James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,


THE CHASE MANHATTAN BANK, N.A.


/s/ Nancy A. Bridgman
Nancy A. Bridgman
Vice President

                 [LETTERHEAD OF CONTINENTAL BANK APPEARS HERE]


                                                            [LOGO OF CONTINENTAL
                                                              BANK APPEARS HERE]

November 29, 1993





Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,

/s/ Thomas H. Pearson


THP:ic

                  [LETTERHEAD OF DEUTSCHE BANK APPEARS HERE]

                                                               [LOGO OF DEUTSCHE
                                                              BANK APPEARS HERE]

November 18, 1993


Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101

Dear Mr. Bennett:

Reference is made to the Credit Agreement dated December 18, 1991 among Alco Standard Corporation, the Banks identified therein and CoreStates Bank, N.A. (as amended to date, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Subject to the terms and conditions of the Credit Agreement, the undersigned, pursuant to Section 2.1(b) of the Credit Agreement, hereby agrees to extend the term of the Three-Year Facility to December 18, 1996.

Subject to the terms and conditions of the Credit Agreement, the undersigned, pursuant to Section 2.1(a) of the Credit Agreement, hereby indicates its willingness to extend a new 364-Day Facility on the present 364-Day Facility Termination Date; provided, that such new 364-Day Facility matures no later than December 14, 1994.


                                 Kind regards,


             /s/ Bowen T. Depke                   /s/ Rolf-Peter Mikolayczyk
             Bowen T. Depke                       Rolf-Peter Mikolayczyk
             Assistant Vice President             Director

[LOGO OF FIRST FIDELITY
APPEARS HERE]


               [LETTERHEAD OF FIRST FIDELITY BANK APPEARS HERE]




December 1, 1993




Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,

[SIGNATURE APPEARS HERE]

CG:mrn

[LOGO OF FIRST BANK
APPEARS HERE]


               [LETTERHEAD OF FIRST BANK PLACE APPEARS HERE]




November 17, 1993




Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,


/s/ Mark R. Olmon
Mark R. Olmon
Vice President


cc:  Ms. Kathleen M. Burns
     Alco Standard Corporation

[LOGO OF FIRST INTERSTATE
BANK, LTD. APPEARS HERE]


           [LETTERHEAD OF FIRST INTERSTATE BANK, LTD. APPEARS HERE]


November 29, 1993





Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,

/s/ Clark R. Wilcox VP
- -----------------------------------
First Interstate Bank of California


cc:  Gordon Brewer, Jr.
     Vice President Finance
     Alco Standard Corporation
     P.O. Box 834
     Valley Forge, PA 19482-0834

           [LETTERHEAD OF NATIONSBANK CORPORATE CENTER APPEARS HERE]



[LOGO OF NATIONSBANK
APPEARS HERE]


December 1, 1993




Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,


/s/ Bill Manley
Bill Manley
Senior Vice President

              [LETTERHEAD OF SOCIETY NATIONAL BANK APPEARS HERE]


[LOGO OF SOCIETY NATIONAL
BANK APPEARS HERE]


                                                               November 23, 1993



Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



                                       Sincerely,

                                       /s/ Lawrence A. Mack


LAM:amm
CorSTDEL

[LOGO OF CHEMICAL
BANK APPEARS HERE]


                  [LETTERHEAD OF CHEMICAL BANK APPEARS HERE]




                                                               November 30, 1993



Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



                                       Sincerely,

                                       /s/ SIGNATURE APPEARS HERE


/pd

[LOGO OF TRUST COMPANY
BANK APPEARS HERE]


                [LETTERHEAD OF TRUST COMPANY BANK APPEARS HERE]


November 30, 1993




Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and the 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,

[SIGNATURE APPEARS HERE]










SMT:jt

[LOGO OF SHAWMUT
BANK APPEARS HERE]


                   [LETTERHEAD OF SHAWMUT BANK APPEARS HERE]


December 2, 1993


Mr. James A. Bennett
Senior Vice President
CoreStates Bank, N.A.
Broad & Chestnut Streets
Fifth Floor
Philadelphia, PA 19101


Dear Mr. Bennett:


Pursuant to Section 2.1 of the Credit Agreement dated December 18, 1991, among Alco Standard Corporation, the Banks and CoreStates Bank, N.A., the undersigned hereby agrees to extend the term of the 364-Day Facility and 3-Year Facility to December 14, 1994 and December 18, 1996, respectively.



Sincerely,

/s/ Jeffrey C. Lynch
Jeffrey C. Lynch
Vice President

                             ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between National Westminster Bank NJ (the "ASSIGNOR") and The Toronto-Dominion Bank (the "ASSIGNEE") is dated December 15, 1993. The parties hereto agree as follows:

     1.  PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement,
         ---------------------
dated as of December 18, 1991 (which, as it has been or may be amended, modified, renewed or extended from time to time, is herein called the "CREDIT AGREEMENT"), among Alco Standard Corporation (the "BORROWER"), certain banking institutions party thereto and CoreStates Bank, N.A., as agent for the Banks. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, an undivided interest (the "PURCHASED PERCENTAGE") in the Commitment of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, the Commitment of the Assignee shall equal $10,000,000 and its Commitment Percentage shall equal 5.0%.

     2.  ASSIGNMENT.  For and in consideration of the assumption of obligations
         ----------
by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), and the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (i) the Commitment of the Assignor (as in effect on the Effective Date), (ii) any Loan outstanding on the Effective Date and (iii) the Credit Agreement and any other document executed or delivered in connection with the Loans ("LOAN DOCUMENTS"). On and after the Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the Loan Documents with respect to the Purchased Percentage of the Loan Documents, all determined as if the Assignee were a "Bank" under the Credit Agreement with a Commitment Percentage equal to 5.0%. The Effective Date shall be December 15, 1993 ("EFFECTIVE DATE"). Notwithstanding the foregoing, the Effective Date shall not be deemed to have occurred if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the Effective Date.

     3.  ASSUMPTION.  For and in consideration of the assignment of rights by
         ----------
the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignee does hereby accept the assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all obligations, duties and liabilities of the Assignor under the Credit Agreement which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Commitment in accordance with the provisions set forth in the Credit Agreement as if the Assignee were a "Bank" under the Credit Agreement with Commitment Percentage equal to 5.0%. The Assignee agrees to be bound by all provisions relating to "Banks" under and as defined in the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

     4. PAYMENT OBLIGATIONS.  On and after the Effective Date, the Assignee
        -------------------
shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Commitment and Loans. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date. In consideration for the transfer of the assigned obligations hereunder, (i) with respect to all floating interest rate Loans made by the Assignor outstanding on the Effective Date, the Assignee shall pay the Assignor, concurrently with the execution of this Assignment Agreement, an amount equal to Purchased Percentage of all such floating interest rate Loans; and (ii) with respect to each fixed rate Loan made by the Assignor outstanding on the Effective Date, (a) on the last day of the Interest Period therefor, or (b) on such earlier date agreed to by the Assignor and the Assignee, or (c) on the date on which any such fixed interest rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"), the Assignee shall pay the Assignor an amount equal to the Purchased Percentage of such fixed interest rate Loan. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Loans and fees received from the Agent which relate to the Purchased Percentage of Loans made by the Assignor which accrued for periods prior to the Effective Date, in the case of floating interest rate Loans, or the Payment Date, in the case of fixed interest rate Loans, and not heretofore paid by the Assignee to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any fixed interest rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on such fixed interest rate Loan at the applicable rate provided by the Credit Agreement. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, the party receiving such amount shall promptly remit it to the other party hereto.

     5.  FEES PAYABLE BY ASSIGNEE.  The Assignee shall not be obligated to
         ------------------------
account to the Assignor for payment of interest or commitment fees accruing after the Effective Date.


     6.  CREDIT DETERMINATION: LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee
         ---------------------------------------------------------
represents and warrants to the Assignor that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any other Loan Document, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower, (iv) the performance of or compliance with any of the terms or provisions of any the Loan Documents, or
(v) inspecting any of the property, books or records of the Borrower. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or any Loan Document, except for its or their own bad faith or willful misconduct.

     7.  INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor
         ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

     8.  REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Commitment
         ----------------------------------
occurs between the date of this Assignment Agreement and the Effective Date, the Commitment Percentage assigned to the Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of the Assignee shall be recalculated based on reduced Commitment.

     9.  ENTIRE AGREEMENT.  This Assignment Agreement and the attached consent
         ----------------
embody the entire agreement and understanding between the two parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     10. GOVERNING LAW.  This Assignment Agreement shall be governed by the
         -------------
internal law, and not the law of conflicts, of the Commonwealth of Pennsylvania.

     11. NOTICES.  Notices shall be given under this Assignment Agreement in the
         -------
manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     12. COUNTERPARTS.  This Assignment Agreement may be signed in any number of
         ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.



- ---------------------                  National Westminster Bank NJ

- ---------------------
22 Route 70 West
Cherry Hill, NJ 08002                  By: SIGNATURE APPEARS HERE
                                          --------------------------------

                                       Title:  Vice President
                                             -----------------------------

E. E. Walker                                The Toronto-Dominion Bank
Mgr., Credit Admin.
909 Fannisn, Suite 1700                     By: [SIGNATURE APPEARS HERE]
Houston, Texas 77010                           ------------------------------
                                            Title: Manager-Credit Administration
                                                  ------------------------------


Accepted and Agreed:

Alco Standard Corporation

By: [SIGNATURE APPEARS HERE]
   ------------------------------
Title:      Treasurer
      ---------------------------

CoreStates Bank, N.A. as Agent

By: [SIGNATURE APPEARS HERE]
   ------------------------------
Title:      Vice President
      ---------------------------



                                       4